UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2019

Oaktree Real Estate Income Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-223022	82-2365593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

Oaktree Real Estate Income Trust, Inc. (the "Company") previously filed a Current Report on Form 8-K, dated August 20, 2019, and a Current Report on Form 8-K/A, dated October 28, 2019, disclosing the acquisition of Two Liberty Center through a joint venture with Hines Interests Limited Partnership.

This Amendment to the Current Reports on Form 8-K and Form 8-K/A, dated November 27, 2019, is being filed to include an inadvertently omitted conformed signature on the signature page. Aside from the addition of the conformed signature, no other changes are included.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)    Financial Statements of Two Liberty Center Under Rule 3-14 of Regulation S-X
Report of Independent Auditors
Statements of Revenues and Certain Expenses for the six months ended June 30, 2019 (unaudited) and the year ended December 31, 2018
Notes to the Statements of Revenues and Certain Expenses

(b)    Unaudited Pro Forma Condensed Consolidated Information
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2019
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2019
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2018
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

(c)    Exhibits

23.1*    Consent of Ernst & Young, LLP
*Filed herewith

Report of Independent Auditors

The Board of Directors of Oaktree Real Estate Income Trust, Inc.

We have audited the accompanying statement of revenues and certain expenses (the “Statement”) of Two Liberty Center for the year ended December 31, 2018, and the related notes to the Statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the Statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the Statement that is free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates, made by management, as well as evaluating the overall presentation of the Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statement referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of Two Liberty Center for the year ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

Basis of Accounting

As described in Note 1 to the Statement, the Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K/A of Oaktree Real Estate Income Trust, Inc. and is not intended to be a complete presentation of Two Liberty Center’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young LLP

Los Angeles, California
October 28, 2019

Two Liberty Center
Statements of Revenues and Certain Expenses
Six months ended June 30, 2019 (Unaudited)
and the year ended December 31, 2018

	For the six months ended June 30, 2019 (unaudited)	Year ended December 31, 2018
Rental revenues
Rental income	$3,349,952	$5,914,704
Tenant reimbursements	146,696	208,680
Other income	310,834	578,797
Total rental revenues	3,807,482	6,702,181
Certain operating expenses
Property expenses	1,344,773	2,767,618
Total operating expenses	1,344,773	2,767,618
Revenues in excess of certain operating expenses	$2,462,709	$3,934,563

Two Liberty Center
Notes to the Statements of Revenues and Certain Expenses

1.    Background and Basis of Presentation

On August 20, 2019, Oaktree Real Estate Income Trust, Inc., (the "Company"), partnered with Hines Interests Limited Partnership (“Hines”) through a joint venture (the “Joint Venture”) to acquire a fee simple interest in Two Liberty Center (the “Property”), a class "A" office asset located in Ballston, Virginia, for $91.2 million (exclusive of closing costs). The Joint Venture acquired the Property and paid related closing costs through a combination of $62.0 million of property-level debt from Bank of America Merrill Lynch (“BAML”) and equity of $33.5 million funded from the Joint Venture (consisting of $32.3 million funded by the Company using borrowings under the Company's line of credit, ("Line of Credit"), with Oaktree Fund GP I, L.P., an affiliate of the Company's sponsor, and $1.2 million funded by Hines).

The accompanying statements of revenues and certain expenses present the results of operations of the Property for the six months ended June 30, 2019 (unaudited) and the year ended December 31, 2018, and have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X. Accordingly, the statements are not representative of the actual operations of the Property for the periods presented as certain amounts, which may not be directly attributable to the future operations of the Property, have been excluded. Such items include depreciation and amortization expense, interest expense and interest income.

The unaudited interim statement of revenue and certain expenses for the six months ended June 30, 2019, was prepared on the same basis as the statement of revenue and certain expenses for the year ended December 31, 2018, and reflects all adjustments, consisting of only normal recurring adjustments, which are, in the opinion of management necessary for a fair presentation of the results of operations. The results of the unaudited interim period are not necessarily indicative of the expected results for the entire fiscal year.

2.    Significant Accounting Policies

Revenue Recognition

The Property recognizes rental revenue from tenants on a straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased asset.

Tenant reimbursements related to reimbursement of other operating expenses are recognized as revenue in the period the applicable expenses are incurred. The reimbursements are recognized and presented gross, as the Property is generally the primary obligor with respect to purchasing goods and services from third-party suppliers, has discretion in selecting the supplier and bears the associated credit risk.

Use of Estimates

A number of estimates and assumptions have been made relating to the reporting and disclosure of revenues and certain expenses during the reporting period to prepare the statement of revenues and certain expenses in conformity with U.S. generally accepted accounting principles. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board ("FASB") issued a new leasing standard which requires lessees to clarify leases as either finance or operating leases based on certain criteria and record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. The standard also eliminates current real estate-specific provisions and changes of initial direct costs and lease executory costs for all entities. The new guidance will require lessees and lessors to capitalize, as initial direct costs, only those costs that are incurred due to the execution of a lease, with any other costs incurred, including allocated indirect costs, expensed as incurred. In addition, the new standard requires that lease and nonlease components of a contract be bifurcated, with nonlease components (including reimbursements for real estate taxes, utilities, insurance and other common area maintenance and other executory costs) subject to the new revenue recognition standard effective upon adoption of the new leasing standard. In July 2018, the FASB issued an amendment to the leasing standard that allows lessors to elect, as a practical expedient, not to allocate the total consideration in a contract to lease and non-lease components based on their relative standalone selling prices. Rather, this practical expedient allows lessors to elect to account for the combined component as an operating lease if (i) the timing and pattern of transfer of the lease component and nonlease component(s) are the same; (ii) the lease component would be classified as an operating lease if accounted for separately; and (iii) the lease component is the predominant component of the arrangement. If we elect this practical expedient subsequent to adoption, tenant recoveries and other components that would otherwise quality as non-lease components would be accounted for as lease components and recognized in rental revenues. The amendment also provided an optional transition method to make the initial application date of the new lease standard the date of adoption, with a cumulative-effect adjustment recognized to the opening balance of retained earnings. Consequently, for an entity that elects the optional transition method, the entity’s reporting and disclosures for comparative historical periods presented in the financial statements will continue to be in accordance with current GAAP. In August 2018, the FASB proposed a narrow-scope amendment that would preclude a lessor from having to recognize lessor costs paid by a lessee directly to a third-party when the lessor cannot reasonably estimate such costs. The FASB has not yet finalized the amendment as of the date of this filing. The Company expects to adopt the new leasing standard effective January 1, 2020, the effective date for private companies. The Company is still evaluating the effects of adoption, including whether to elect the practical expedients or optional transition method, but does not expect the new standard to have a significant effect on its total revenues.

3.    Minimum Future Lease Rentals

There are various lease agreements in place with tenants to lease units in the Property. As of June 30, 2019, the minimum future cash rents receivable under non-cancelable operating leases in each of the upcoming years are as follows:

Years Ending December 31
2019 (remaining)	$3,362,064
2020	5,984,829
2021	4,975,636
2022	4,967,091
2023	4,151,456
Thereafter	7,932,682
Total	$31,373,758

4.    Subsequent Events

Subsequent events were evaluated through October 28, 2019, the date the financial statements were available to be issued.

Oaktree Real Estate Income Trust, Inc.
Unaudited Pro Forma Financial Information

The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2019, is presented as if the acquisition of Two Liberty Center and the related borrowings on the Company's Line of Credit and property-level debt from BAML had occurred on June 30, 2019. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2019, and the year ended December 31, 2018, have been presented as if the acquisition of Two Liberty Center and the related borrowings on the Company's Line of Credit and property-level debt from BAML had occurred on January 1, 2018.

The unaudited pro forma financial information, which has been prepared to comply with Article 11 of Regulation S-X, is not necessarily indicative of what the Company’s results of operations or financial condition would have been assuming the acquisition of the Property had occurred at the beginning of the periods presented, nor is it indicative of the Company’s results of operations or financial condition for future periods. In management’s opinion, all adjustments necessary to reflect the effects of these transactions have been made. The unaudited pro forma financial information and accompanying notes should be read in conjunction with the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2018, and Quarterly Report on Form 10-Q for the six months ended June 30, 2019.

Oaktree Real Estate Income Trust, Inc.
Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2019
(Unaudited)

	Historical Oaktree Real Estate Income Trust, Inc. (A)	Acquisition of Two Liberty Center (B)		Pro Forma Oaktree Real Estate Income Trust, Inc.
Assets
Cash and cash equivalents	$3,184,670	$1,538,775	(C)	$4,723,445
Restricted cash	879,132	2,015,000	(D)	2,894,132
Accounts and other receivables, net	196,506	53,896	(E)	250,402
Investments in real estate, net	57,881,796	87,192,156		145,073,952
Investment in real estate-related loan	24,276,585	—		24,276,585
Intangible assets, net	881,924	5,011,559	(F)	5,893,483
Other assets	51,029	277,071	(G)	328,100
Total Assets	$87,351,642	$96,088,457		$183,440,099
Liabilities and Equity
Accounts payable, accrued expenses and other liabilities	$829,646	$973,238	(H)	$1,802,884
Mortgage loans, net	44,088,159	61,625,030		105,713,189
Due to affiliates	42,166,107	32,318,032		74,484,139
Commitments and contingencies	—	—		—
Total Liabilities	87,083,912	94,916,300		182,000,212
Equity
Preferred stock, $0.01 par value per share, 50,000,000 shares authorized: no shares issued nor outstanding at June 30, 2019 and December 31, 2018, respectively	—	—		—
Common stock, $0.01 par value per share, 1,000,000,000 shares authorized: 27,000 and 20,000 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	270	—		270
Additional paid-in capital	288,701	—		288,701
Accumulated deficit	(1,583,093)	—		(1,583,093)
Total Stockholders' Deficit	(1,294,122)	—		(1,294,122)
Non-controlling interests attributable to third party joint ventures	1,561,852	1,172,157		2,734,009
Total Equity	267,730	1,172,157		1,439,887
Total Liabilities and Equity	$87,351,642	$96,088,457		$183,440,099

Oaktree Real Estate Income Trust, Inc.
Pro Forma Condensed Consolidated Statement of Operations
For the six months ended June 30, 2019
(Unaudited)

	Historical Oaktree Real Estate Income Trust, Inc. (AA)	Acquisition of Two Liberty Center (BB)		Pro Forma Oaktree Real Estate Income Trust, Inc.
Revenues
Rental revenues	$1,191,314	$3,347,584	(CC)	$4,538,898
Tenant reimbursements	—	146,696		146,696
Other revenues	37,408	310,834		348,242
Total revenues	1,228,722	3,805,114		5,033,836

Expenses
Rental property operating	480,372	1,344,773		1,825,145
General and administrative	449,398	—		449,398
Depreciation and amortization	1,043,275	1,760,666	(DD)	2,803,941
Total expenses	1,973,045	3,105,439		5,078,484

Other (expense) income
Interest income	141,388	—		141,388
Interest expense	(683,797)	(1,943,516)	(EE)	(2,627,313)
Total other expense	(542,409)	(1,943,516)		(2,485,925)
Net loss	(1,286,732)	(1,243,841)		(2,530,573)
Net loss attributable to non-controlling interests	71,534	43,534	(FF)	115,068
Net loss attributable to stockholders	$(1,215,198)	$(1,200,307)		$(2,415,505)
Net loss per share of common stock - basic and diluted	$(50.66)			$(100.69)
Weighted average number of shares outstanding	23,989			23,989

Oaktree Real Estate Income Trust, Inc.
Pro Forma Condensed Consolidated Statement of Operations
For the year ended December 31, 2018
(Unaudited)

	Historical Oaktree Real Estate Income Trust, Inc. (AA)	Acquisition of Two Liberty Center (BB)		Pro Forma Oaktree Real Estate Income Trust, Inc.
Revenues
Rental revenues	$—	$5,909,968	(CC)	$5,909,968
Tenant reimbursements	—	208,680		208,680
Other revenues	—	578,797		578,797
Total revenues	—	6,697,445		6,697,445

Expenses
Rental property operating	—	2,767,618		2,767,618
General and administrative	369,870	—		369,870
Depreciation and amortization	—	3,197,706	(DD)	3,197,706
Total expenses	369,870	5,965,324		6,335,194

Other (expense) income
Interest income	1,975	—		1,975
Interest expense	—	(3,857,872)	(EE)	(3,857,872)
Total other (expense) income	1,975	(3,857,872)		(3,855,897)
Net loss	(367,895)	(3,125,751)		(3,493,646)
Net loss attributable to non-controlling interests	—	109,401	(FF)	109,401
Net loss attributable to stockholders	$(367,895)	$(3,016,350)		$(3,384,245)
Net loss per share of common stock - basic and diluted	$(18.39)			$(169.21)
Weighted average number of shares outstanding	20,000			20,000

Oaktree Real Estate Income Trust, Inc.
Notes to the Pro Forma Consolidated Financial Statements
(Unaudited)

1.    Balance Sheet Adjustments

(A)    Represents the unaudited historical balance sheet of the Company included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

(B)    Reflects the acquisition of the Property as if it had occurred on June 30, 2019 for $91.2 million (exclusive of transaction costs). The acquisition was funded with proceeds from the issuance of $62.0 million of property-level debt, as further described below, $1.2 million from a Joint Venture partner and by drawing $32.3 million on the Company's Line of Credit.

(C)     Cash and cash equivalents of $1,538,775 consists of cash on hand at the property upon purchase.

(D)    Restricted cash of $2,015,000 consists of real estate tax reserves of $474,000 and $1,541,000 reserved for tenant capital expenditures.

(E)     Accounts and other receivables of $53,896 related primarily to parking income receivable.

(F)    Intangible assets of $5,011,559 consisted of lease origination costs of $1,501,429, leases in place of $3,523,143, above market leases of $58,585, offset by below market leases of $71,598.

(G)    Other assets of $277,071 consists of capitalized lease commissions.

(H)     Accounts payable, accrued expenses and other liabilities of $973,238 consists of prepaid tenant rents of $93,746, tenant deposits of $353,775, real estate property taxes payable of $128,917, tenant reimbursements payable of $168,130 and accrued expenses of $228,670.

The Company has performed a preliminary valuation analysis of the relative fair value of the Property’s assets to be acquired and liabilities to be assumed. Using the total consideration for the acquisition, including related acquisition costs, the Company has estimated the allocations to such assets and liabilities. The following table summarizes the allocation of the cost of the Property as of the transaction closing date, August 20, 2019, which is subject to change as the Company finalizes the preliminary purchase price allocation during the quarter ending September 30, 2019:

Tangible	Total Assets
Land	$3,074,700
Building	80,271,426
Site improvements	34,314
Tenant improvement costs	3,811,716
Total tangible	87,192,156

Intangible
Above Market Leases	58,585
Below Market Leases	(71,598)
Lease origination costs	1,501,429
Lease in place value	3,523,143
Total intangible	5,011,559

Fair value	$92,203,715

The Company uses external valuation specialists to determine investment in real estate fair values. The total consideration for the acquisition (including acquisition costs) is allocated to the acquired assets and assumed liabilities on a relative fair value basis.
Estimates of future cash flows used to estimate the fair values of identifiable assets acquired and liabilities assumed are based upon a number of factors including the property’s historical operating results, known and anticipated trends, and market and economic conditions. Values of buildings and improvements are determined on an as-if-vacant basis.The estimated fair value of acquired in-place leases include the costs the Company would have incurred to lease the properties to their occupancy levels at the date of acquisition. Such estimates include the fair value of leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. For acquired in-place leases, above- and below-market lease values are recorded based on the present value (using an interest rate that reflects the risks associated with the lease acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market value lease rates for the corresponding in-place leases.

The cost of buildings and improvements includes the purchase price of the Company’s properties and any acquisition-related costs, along with any subsequent improvements to such properties. The Company’s investments in real estate are depreciated on a straight-line basis over the estimated useful lives of the assets.

The following table summarizes the Company's issuance of debt in connection with acquisition of the Property:

Mortgage loan, net	$61,625,030
Due to affiliates	32,318,032
Total debt	$93,943,062

Mortgage Loan

The mortgage loan is secured by a mortgage on the Property and bears interest at a rate of LIBOR plus a spread of 150 basis points, payable as interest-only for the term of the note payable. The term of the Mortgage Loan is 60 months with one option to extend the maturity date by 24 months to August 20, 2026. There are no prepayment penalties or fees associated with amounts prepaid in full or in part. The Mortgage Loan is subject to customary terms and conditions.

Due to Affiliates
On April 11, 2019, the Company entered into a line of credit with Oaktree Fund GP I, L.P. ("Lender"), an affiliate of the Company’s sponsor, Oaktree Capital Management, L.P. providing for an unsecured, uncommitted credit facility in a maximum aggregate principal amount of $150 million (as amended, the "Line of Credit"). The Line of Credit expires on the earlier of: (i) 10 business days following the date the Company breaks escrow for its initial public offering and (ii) April 10, 2020, subject to three-month extension options requiring Lender approval. Borrowings under the Line of Credit will bear interest at a rate of LIBOR plus 2.50% per annum, compounded quarterly, which may be paid in kind at the Company’s election. The Company may request drawdowns of amounts under the Line of Credit periodically and in sizes determined by the Company. Requests for drawdowns will be funded at the discretion of Lender based on, among other factors, details of the purpose of the drawdowns and the property features of investments towards which the proceeds will be used. Amounts due under the Line of Credit (inclusive of accrued interest) are freely pre-payable without penalty.

2.    Income Statement Adjustments

(AA)     Represents the unaudited historical operations of the Company included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 or the audited historical operations of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2018, as applicable.

(BB)     Represents the unaudited results of operations of the Property for the six months ended June 30, 2019 or the audited results of operations of the Property for the year ended December 31, 2018 included in the accompanying Statements of Revenues and Certain Expenses.

(CC)     Represents rental income of $3,349,952 offset by amortization of above and below market leases of $2,368 for the six months ended June 30, 2019. Represents rental income of $5,914,704 offset by amortization of above and below market leases of $4,736 for the year ended December 31, 2018.

(DD)     Represents depreciation and amortization of the acquired long-term assets (excluding land) as if the Property had been acquired on January 1, 2018. Depreciation and amortization amounts were determined based on the preliminary purchase price allocation to the long-term assets and management’s estimate of the remaining useful lives of each asset. The values allocated to buildings and site improvements are depreciated on a straight-line basis using an estimate remaining useful life of 39 years for buildings and 5-6 years for site improvements. In estimating the remaining useful life of each asset, management considered the length of time since the Property was originally constructed, the Property’s maintenance history and anticipated future maintenance, and any contractual stipulations that might limit the useful life. Tenant improvements, above and below market leases, lease origination costs and lease in-place values are being amortized over the remaining term of each individual lease, with an average term of 54 months.

Amortization
For the year ended:
2018	$729,403
2019	950,867
2020	817,066
2021	596,102
2022	579,842
Thereafter	1,338,279
Total	$5,011,559

(EE)     Represents adjustments to interest expense as if the $62.0 million borrowing on the Property’s Mortgage Loan and the $32.3 million borrowing on the Company’s Line of Credit had occurred on January 1, 2018. The Mortgage Loan bears interest at a variable rate based upon one-month LIBOR (2.17% on August 20, 2019) plus a spread of 150 basis points, while the Line of Credit bears interest at a variable rate based upon one-month LIBOR plus a spread of 250 basis points. On a pro forma basis, a 0.125% increase (decrease) in LIBOR would have increased (decreased) interest expense by approximately $62,000 and $121,000, respectively, for the six months ended June 30, 2019 and year ended December 31, 2018.

(FF)    Represents adjustments to allocate (loss) between the Company and Hines Interests Limited Partnership, which holds a 3.5% noncontrolling interest in the Joint Venture formed to hold the Property.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE REAL ESTATE INCOME TRUST, INC.

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Chief Securities Counsel and Secretary
Date:	October 28, 2019

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of Ernst & Young, LLP